Exhibit 99.1

Ideal Power Reports First Quarter 2022 Financial Results

AUSTIN, TX – May 16, 2022 -- Ideal Power Inc. (“Ideal Power” or the “Company”) (Nasdaq: IPWR), pioneering the development and commercialization of the highly efficient and broadly patented B-TRAN™ bidirectional semiconductor power switch, reported results for its first quarter ended March 31, 2022.

“Since the year began, we made strong advancements along our 2022 roadmap to commercialize B-TRAN™ as an innovative technology that we believe can disrupt high-growth markets by solving immediate power control application needs. We added several commercial businesses to our test and evaluation program and, in collaboration with Diversified Technologies, Inc. (DTI), we completed our project commitments under the Small Business Innovation Research (SBIR) Phase I grant with the Department of Energy (DOE) to demonstrate a 13.8 kV alternating current (AC) solid-state circuit breaker (SSCB). We also qualified a second domestic semiconductor fabrication partner, began the qualification process of a non-domestic fabricator for high-volume production, and completed trial mechanical builds at a world-class packaging firm. In all, it is a strong start to the year and our momentum continues toward our objective to introduce our first commercial product by year end,” stated Dan Brdar, President and Chief Executive Officer of Ideal Power.

Key First Quarter and Recent Operational Highlights

•	Added participants to the B-TRAN™ test and evaluation program, including:

o	a leading manufacturer of commercial electric vehicles (EVs), EV powertrain components and EV charging infrastructure for use in power conversion applications in its commercial EVs;

o	a Fortune 1000 global semiconductor manufacturer interested in evaluating B-TRAN™ for its low losses and bidirectional capability;

o	a space applications systems developer interested in evaluating B-TRAN™ for use in SSCBs; and

o	an aerospace and defense systems integrator, also interested in evaluating B-TRAN™ for use in SSCBs, with whom Ideal Power is jointly pursuing additional government grants.

•	Delivered on the Company’s project commitments under the SBIR Phase I grant won in collaboration with DTI from the DOE to develop a B-TRAN™-driven low-loss 13.8 kV AC SSCB. DTI submitted, in collaboration with Ideal Power, an SBIR Phase II proposal to demonstrate a 13.8 kV AC SSCB. If awarded a Phase II grant by the DOE, DTI will build and test a full 50 MW AC SSCB using Ideal Power B-TRAN™ devices.

•	Submitted several proposals and concept papers for government funding opportunities, including proposals with three new partners.

•	Under the Naval Sea Systems Command program, initial wafers from the latest fabrication run are ready for dicing and packaging, which will be followed by device testing. Ideal Power will continue to provide program support through the demonstration of the B-TRAN™ enabled direct current SSCB later this year.

•	Completed the qualification of a second domestic semiconductor fabrication partner that brings bipolar fabrication experience, supporting ongoing development activities.

•	Began the qualification of a non-domestic fabrication partner for higher volume production. This fabricator has begun short loops, or limited process production test steps. If the short loops are successful, the next step would be a full process flow engineering run later this year.

•	Ideal Power’s world-class packaging partner has completed design work as well as trial mechanical builds and will soon be packaging its first devices in preparation for anticipated volume production.

•	Completed a pilot run with domestic packaging firm.

•	B-TRAN™ Patent Estate: Currently have 67 issued B-TRAN™ patents with 29 of those issued outside of the United States and 25 pending B-TRAN™ patents. In April, Ideal Power was issued its first patent in India. Geographic coverage of the patent portfolio now includes North America, China, Japan, South Korea, India and Europe.

First Quarter and 2022 Financial Results

•	Grant revenue was $125,008 in the first quarter of 2022 compared to $242,061 in the first quarter of 2021.

•	Operating expenses in the first quarter of 2022 were $1.9 million compared to $0.9 million in the first quarter of 2021 on higher research and development, sales and marketing and general and administrative expenses.

•	Net loss in the first quarter of 2022 was $1.9 million compared to $0.9 million in the first quarter of 2021.

•	Cash used in operating and investing activities in first quarter 2022 was $1.4 million compared to $1.3 million in the fourth quarter of 2021 and $0.8 million in first quarter 2021.

•	Cash and cash equivalents totaled $21.7 million at March 31, 2022.

•	Ideal Power had no long-term debt outstanding at March 31, 2022.

First Quarter 2022 Conference Call Details

Ideal Power President and CEO Dan Brdar and CFO Tim Burns will host a conference call today, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Monday, May 16, 2022
Time:	4:30 p.m. EDT, 1:30 p.m. PDT
Toll-free dial-in number:	1-888-204-4368
International dial-in number:	1-323-994-2093
Conference ID:	5156822

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 1-212-838-3777.

The conference call will be broadcast live and available for replay at https://event.choruscall.com/mediaframe/webcast.html?webcastid=Irt8jYYS via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on Monday, May 16, 2022 through Thursday, June 16, 2022.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	5156822

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bidirectional semiconductor power switch, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS / data center, solid-state circuit breaker and other industrial and military applications. The Company is focused on its patented Bidirectional, Bipolar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bidirectional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements include, but are not limited to, statements regarding our belief that B-TRAN™ can disrupt high-growth markets by solving immediate power control application needs, our plan to introduce our first commercial product by year end and our plans to continue to provide program support through the demonstration of the B-TRAN™ enabled DC SSCB later this year. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the impact of COVID-19 on our business, financial condition and results of operations, the success of our B-TRAN™ technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents and our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology, including the timing of the completion of our wafer fabrication runs with our semiconductor fabrications partners and our continued success engaging companies to participate in our customer sampling program, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:

LHA Investor Relations

Carolyn Capaccio, CFA

T: 212-838-3777

IdealPowerIR@lhai.com

IDEAL POWER INC.

Balance Sheets

(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$21,725,410	$23,170,149
Accounts receivable, net	262,137	233,262
Prepayments and other current assets	120,906	43,900
Total current assets	22,108,453	23,447,311

Property and equipment, net	59,811	56,158
Intangible assets, net	2,035,423	2,055,650
Right of use asset	292,887	307,172
Other assets	11,189	11,189
Total assets	$24,507,763	$25,877,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$380,033	$130,500
Accrued expenses	315,785	353,507
Current portion of lease liability	60,265	58,864
Total current liabilities	756,083	542,871

Long-term lease liability	252,092	267,584
Other long-term liabilities	922,439	917,100
Total liabilities	1,930,614	1,727,555

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,905,118 shares issued and 5,903,797 shares outstanding at March 31, 2022 and 5,893,767 shares issued and 5,892,446 shares outstanding at December 31, 2021	5,905	5,894
Additional paid-in capital	104,395,175	104,063,321
Treasury stock, at cost, 1,321 shares at March 31, 2022 and December 31, 2021	(13,210)	(13,210)
Accumulated deficit	(81,810,721)	(79,906,080)
Total stockholders’ equity	22,577,149	24,149,925
Total liabilities and stockholders’ equity	$24,507,763	$25,877,480

IDEAL POWER INC.

Statements of Operations

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Grant revenue	$125,008	$242,061
Cost of grant revenue	125,008	242,061
Gross profit	—	—

Operating expenses:
Research and development	828,547	260,880
General and administrative	852,949	600,686
Sales and marketing	219,429	62,578
Total operating expenses	1,900,925	924,144

Loss from operations	(1,900,925)	(924,144)

Interest expense, net	(3,716)	(6)

Net loss	$(1,904,641)	$(924,150)

Net loss per share – basic and diluted	$(0.31)	$(0.17)

Weighted average number of shares outstanding – basic and diluted	6,155,352	5,344,025

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(1,904,641)	$(924,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	44,190	29,515
Stock-based compensation	231,765	61,933
Stock issued for services	100,100	68,680
Decrease (increase) in operating assets:
Accounts receivable	(28,875)	44,400
Prepaid expenses and other assets	(62,721)	(17,715)
Increase (decrease) in operating liabilities:
Accounts payable	249,533	5,306
Accrued expenses	(46,474)	(111,306)
Net cash used in operating activities	(1,417,123)	(843,337)

Cash flows from investing activities:
Purchase of property and equipment	(11,031)	(1,462)
Acquisition of intangible assets	(16,585)	(29,275)
Net cash used in investing activities	(27,616)	(30,737)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	21,204,609
Exercise of options and warrants	—	3,301,226
Net cash provided by financing activities	—	24,505,835

Net increase (decrease) in cash and cash equivalents	(1,444,739)	23,631,761
Cash and cash equivalents at beginning of period	23,170,149	3,157,256
Cash and cash equivalents at end of period	$21,725,410	$26,789,017